UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022 (September 21, 2022)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2022, the Company entered into an employment agreement with Jeffrey Max, the Company’s newly appointed Chief Executive Officer. The terms of such agreement are summarized below.

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Item 5.02 (a)	Appointment of New Chief Executive Officer.

As previously disclosed, on September 21, 2022, Kong Hian Lee (aka Victor Lee) resigned from his position as Chief Executive Officer of the Company.

On September 21, 2022, the Company’s board of directors appointed Jeffrey Max as the Company’s new Chief Executive Officer, effective immediately. Mr. Max will not serve as a member of the Company’s board of directors.

Jeffrey Max, age 66, is a seasoned technology CEO, investor and entrepreneur with more than three decades of experience in scaling technology organizations.

From 2019 to 2022, Mr. Max was Chairman and CEO of Agile Space Industries, Inc., an in-space propulsion solutions provider, specializing in additively manufactured hypergolic chemical systems. During Mr. Max’s tenure, Agile expanded into design and manufacturing, securing contracts to supply thrusters for multiple NASA lunar lander missions. Under Mr. Max’s leadership, Agile grew from a team of 6 to over 60, and acquired Tronix3D, a contract based additive manufacturer specializing in 3D printing of exotic metal alloys.

Since 2018, Mr. Max has been Senior Advisor at The Liiv Group, an investment firm headquartered in New York City with portfolio companies providing media production, marketing and advertising services.

Since 2016, Mr. Max has been Managing Partner of La Plata Capital Partners LLC, a privately owned investment company.

From 2016 to 2019, Mr. Max was CEO of Rezolve, Inc., a mobile commerce and mobile engagement firm. From 2014 to 2016, he was President of Powa Technologies, Inc., a mobile commerce and e-commerce firm. From 2003 to 2014, Mr. Max was CEO of Venda, Inc., an ecommerce software as a service company.

Mr. Max is a director of Orbital Assembly Corporation, an aviation and aerospace component manufacturer.

The Company entered into an Employment Agreement, dated September 21, 2022 (the “Employment Agreement”), with Mr. Max. The terms of the Employment Agreement are summarized below.

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

The Employment Agreement provides for a three year term, subject to earlier termination by the Company and Mr. Max as provided in the Employment Agreement.

The Employment Agreement provides that Mr. Max will receive an annual base salary of $850,000 (“Base Salary”). A $500,000 portion of the Base Salary shall be initially deferred and bear interest at an annual rate of 4%. Once the Company raises a minimum $10 million of new capital, then (i) the deferred salary and accrued interest thereon will be paid in a lump sum and (ii) the Company will begin paying Mr. Max the full $850,000 Base Salary amount.

Mr. Max will also be eligible for an annual incentive bonus of up to 100% of his Base Salary if the agreed bonus targets are achieved. The bonus performance objectives may include corporate, business unit or division, financial, strategic, individual or other objectives established with respect to that particular fiscal year by the Company in consultation with Mr. Max.

The Employment Agreement provides that Mr. Max is eligible to participate in the Company’s standard benefit plans and programs. During the term of the Employment Agreement, the Company has agreed to reimburse Mr. Max for any Medicare premiums paid by him for health care insurance coverage, including any additional funds needed to offset any additional income taxes owed by Mr. Max with respect to such payments. Mr. Max will be provided the use of a corporate apartment for when he is in the Denver, Colorado area. Mr. Max will also receive an automobile allowance of $4,800 per fiscal year.

As provided in the Employment Agreement, the Company has granted Mr. Max an inducement grant of restricted stock units (“RSUs”) for an aggregate of 3,534,591 shares of Ascent’s common stock on September 21, 2022. This RSU grant was agreed to as an inducement material to Mr. Max entering into employment with Ascent. The RSUs were agreed to and granted in accordance with Nasdaq Listing Rule 5635(c)(4).

20% of the RSUs are fully vested upon grant. The remaining 80% of the RSUs shall vest in equal monthly increments over the next thirty-six months. Any outstanding and unvested RSUs will accelerate and fully vest upon the earlier of (i) a change of control and (ii) the termination of Mr. Max’s employment for any reason other than (x) by the Company for cause or (y) by Mr. Max without good reason.

The RSUs shall be settled in eight equal increments on the last business day of each calendar quarter beginning with the initial settlement date of September 30, 2024. Notwithstanding the foregoing, any RSUs that are then outstanding and vested will be settled upon the earlier of outstanding and unvested RSUs will accelerate and fully vest upon the earlier of (i) a change of control and (ii) the termination of Mr. Max’s employment for any reason other than (x) by the Company for cause or (y) by Mr. Max without good reason. At the election of the Company or Mr. Max prior to each settlement date, the RSUs shall be “net settled” and the Company shall retain such number of shares for sale on behalf of Mr. Max at a price equal to the fair market value of the shares on the settlement date as will be sufficient for the payment of withholding tax liability to satisfy obligation of Mr. Max upon settlement of any RSUs.

Under the Employment Agreement, if the Company terminates Mr. Max without cause or Mr. Max terminates his employment for good reason or a change in control, Mr. Max will be entitled to receive (i) 12 months of Base Salary, (ii) any incentive bonus amounts that have been earned but not yet paid, and (iii) 12 months of continued reimbursement for medical coverage under Medicare. In addition, all RSUs and other equity awards will be immediately vested and settled.

The Employment Agreement requires Mr. Max to maintain the confidentiality of the Company’s proprietary information. Employment Agreement also includes customary non-competition, non-solicitation and non-interference provisions that Mr. Max must comply with for a period of 6 months, 12 months and 12 months, respectively, after termination of his employment with the Company.

The above summary does not purport to be a complete summary of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Employment Agreement between the Company and Jeffrey Max dated September 21, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 27, 2022	By:	/s/ Mike Gilbreth
Name: Mike Gilbreth
Title: Chief Financial Officer